UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 19, 2005 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

A.  2006 Officer Compensation Program

                On October 19, 2005, the Nominating, Compensation and Governance Committee of the PG&E Corporation Board of Directors (Committee) approved portions of the 2006 Officer Compensation Program, including (i) an annual salary increase budget of 3.5 percent for base pay adjustments, mid-year discretionary increases, and lump-sum payments, and (ii) target participation rates for cash awards under the PG&E Corporation Short-Term Incentive Plan (STIP) ranging from 30% to 100% of base salary depending on officer level, with a maximum payout of 200% of base salary.  Actual STIP awards are determined by the Committee based on the extent to which certain pre-established performance criteria are met.

                The Committee’s actions were based on data from the new comparator group of 26 companies that the Committee previously approved for use in setting officer compensation and the Committee consulted its independent compensation consultant.

B.  Officer Appointment

                In addition, on October 19, 2005, PG&E Corporation’s Board of Directors elected Rand L. Rosenberg, 52, as Senior Vice President, Corporate Strategy and Development, effective November 1, 2005.  Mr. Rosenberg has 12 years’ experience (1987 through 1999) as an investment banker at several major investment banking firms (Lehman Brothers, Goldman Sachs &Co., Salomon Brothers, and Montgomery Securities) where he led various investment banking groups that focused on the media and telecommunications industry.  In 2000, Mr. Rosenberg was employed by Infospace, a company engaged in the wireless internet business, as Executive Vice President and Chief Financial Officer.  Mr. Rosenberg also led that company’s corporate development efforts.  PG&E Corporation has agreed to pay Mr. Rosenberg an annual base salary of $475,000.  Mr. Rosenberg also will be eligible to participate in the STIP with a target participation rate equal to 55% of his annual base salary, or $261,250.  Mr. Rosenberg’s STIP award for 2005 will be prorated.  On November 1, 2005, Mr. Rosenberg will receive an award of restricted stock under the current PG&E Corporation Long-Term Incentive Program having a value of $400,000; such restricted stock will have annual time-based vesting over four calendar years on the first business days of January 2006, 2007, 2008, and 2009.  He also will be eligible to receive equity awards under the PG&E Corporation 2006 Long-Term Incentive Program (2006 LTIP), which becomes effective on January 1, 2006, having a value of $800,000.  (The 2006 LTIP has been previously filed with the Securities and Exchange Commission.)   Mr. Rosenberg also is entitled to receive a perquisite allowance and other benefits generally provided to PG&E Corporation employees.  Mr. Rosenberg does not have any relationship or related transaction with PG&E Corporation or its subsidiary, Pacific Gas and Electric Company (Utility) that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

               On October 19, 2005, the Boards of Directors of PG&E Corporation and the Utility elected Maryellen C. Herringer to serve as a director of PG&E Corporation and the Utility, effective upon adjournment of the meeting of the Boards of Directors held on October 19, 2005.  To accommodate the election of Ms. Herringer, the Boards of Directors also adopted resolutions to increase the authorized number of directors on each respective Board.  PG&E Corporation’s Bylaws were amended to change the authorized number of directors from nine to ten.  Under PG&E Corporation's Bylaws, the authorized number of directors may not be less than 7 nor more than 13, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws.  The Utility’s Bylaws were amended to change the authorized number of directors from ten to eleven.  Under the Utility’s Bylaws, the authorized number of directors may not be less than 9 nor more than 17, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws.  The amendments to the Bylaws became effective upon adjournment of the meeting of the companies’ Boards of Directors held on October 19, 2005.

                Under PG&E Corporation’s and the Utility’s Corporate Governance Guidelines, at least 75% of each Board is required to be composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to PG&E Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member, and (3) otherwise meet the applicable definition of “independence” set forth in the New York Stock Exchange, American Stock Exchange, and Pacific Exchange rules.  The composition of PG&E Corporation’s Board of Directors meets the Corporate Governance Guideline.   The Utility’s Board of Directors has temporarily waived this guideline.  With Ms. Herringer’s election, the percentage of independent members on the Utility’s Board of Directors is approximately 73%.  The Boards of Directors of both PG&E Corporation and the Utility will continue to comply with applicable stock exchange rules, which require only that a majority of the Board of Directors be independent.

                There are no arrangements or understandings pursuant to which Ms. Herringer was selected as a director of PG&E Corporation or of the Utility.   Ms. Herringer does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

                The information set forth above in Item 5.02 regarding the amendment of the Bylaws of PG&E Corporation and the Utility is hereby incorporated into Item 5.03 of this report by reference.   The text  of the amendment to PG&E Corporation’s Bylaws is attached hereto as Exhibit 99.1 and the text of the amendment to the Utility’s Bylaws is attached hereto as Exhibit 99.2.

Item 8.01 Other Events

A.  PG&E Corporation Dividends

                On October 19, 2005, the PG&E Corporation Board of Directors approved an annual cash dividend target of $1.32 per share ($0.33 quarterly), an increase from the previously approved target of $1.20 per share that reflects the improved financial performance of PG&E Corporation, but balances the forecast level of Utility capital investments.  The new target is consistent with the previously approved dividend policy and dividend payout ratio range (the proportion of earnings paid out as dividends) of 50 percent to 70 percent.  The Board of Directors retains authority to change its common stock dividend policy and its dividend payout ratio at any time, especially if unexpected events occur that would change the Board's views as to the prudent level of cash conservation.  No dividend is payable until declared by the Board of Directors.  The Board of Directors expects to declare a quarterly common stock dividend of $0.33 per share based on the new target at its meeting in December 2005.

B.  Authorized Share Repurchases

                PG&E Corporation previously disclosed that (i) it anticipated it would use cash received from the Utility to repurchase a total of $1.8 billion of PG&E Corporation common stock in 2005, (ii)  its Board of Directors  had authorized the repurchase of shares in an aggregate amount of  $1.05 billion, and (iii) this authorization was used when PG&E Corporation entered into an accelerated share repurchase arrangement on March 4, 2005.

                On October 19, 2005, the Board of Directors of PG&E Corporation authorized the repurchase of up to $1.6 billion of common stock, from time to time, but no later than December 31, 2006 (although the actual repurchase or activity under the repurchase arrangements may occur after that date).  The repurchases may be made directly by PG&E Corporation, or through one or more subsidiaries, through brokers and dealers on the New York Stock Exchange and/or the Pacific Exchange or in privately negotiated transactions, which may include accelerated or forward or similar stock purchase programs or the issuance of puts or similar instruments and/or the establishment of one or more “Rule 10b5-1 plans.”  The maximum aggregate purchase price of $1.6 billion excludes brokers’ commissions and any gains or losses incurred in connection with hedging the risk associated with changes in the market price of PG&E Corporation’s common stock or the settlement of outstanding liabilities with respect to repurchased shares in connection with any accelerated share repurchase program or forward or similar stock purchase programs and any amounts paid in connection with puts or similar vehicles, the exercise of which may result in such purchases.   Such repurchases are contingent on PG&E Corporation’s receipt of sufficient cash from the Utility.

                As previously disclosed, for 2005, PG&E Corporation anticipates that it would receive at least $750 million from the Utility as payment for the repurchase of the Utility’s common stock.  To make this payment, the Utility plans to use some of the proceeds the Utility anticipates receiving from the second series of Energy Recovery Bonds (ERBs) expected to be issued in November 2005, and additional cash on hand in excess of the Utility’s liquidity needs and anticipated capital expenditures.   (The actual amount of proceeds received by the Utility from the second series of ERBs will depend upon the amount of generator refunds received in cash by the Utility before issuance of the ERBs.)

               Also, as previously disclosed, for 2006, PG&E Corporation anticipates utilizing any cash, in excess of its operational and capital investment needs and  liquidity targets, to repurchase shares.  Such amounts could be up to $200 million.  In addition, PG&E Corporation receives cash through the exercise of employee stock options.   PG&E Corporation may use such cash, anticipated to total approximately $300 million to $400 million for 2005 and 2006, to repurchase additional shares.

                It is expected that shares repurchased with cash received through the exercise of stock options would partially offset the number of shares issued pursuant to the exercise of those options, resulting in a minimal impact to the number of shares outstanding and the calculation of earnings per share.   Any additional stock repurchases made by PG&E Corporation in 2005 would not materially affect the average number of shares outstanding for purposes of calculating 2005 earnings per share.

               The statements made in this report about anticipated stock repurchases constitute forward-looking statements that are necessarily subject to various risks and uncertainties and actual results may differ materially.  The ultimate amount of stock repurchased by PG&E Corporation in 2005 and 2006 will be affected by, among other factors, the amount of proceeds received by the Utility from the second series of ERBs, as discussed above, changes to PG&E Corporation’s and the Utility’s liquidity needs, actual cash from the Utility’s operations, the level of employee stock option exercises, and the actual level of the Utility’s capital expenditures.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective October 19, 2005

99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective October 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President and Corporate Secretary

Dated:  October 21, 2005

Exhibit Index

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective October 19, 2005

99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective October 19, 2005